Exhibit 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

/s/ Sidley Austin LLP

New York, New York

March 14, 2017